UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2011

Farmer Bros. Co.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34249	95-0725980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20333 South Normandie Avenue, Torrance, California	90502
(Address of Principal Executive Offices)	(Zip Code)

(310) 787-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth in Item 5.02 of this Current Report on Form 8-K with respect to: (i) the Separation Agreement, dated as of April 1, 2011 (the “Separation Agreement”), between Farmer Bros. Co., a Delaware corporation (the “Company”), and Roger M. Laverty III; and (ii) the agreement to amend the terms of employment of Jeffrey A. Wahba, the Company’s Treasurer and Chief Financial Officer, Patrick G. Criteser, President and CEO of Coffee Bean International, Inc. (“CBI”), a subsidiary of the Company, and Mark A. Harding, the Company’s Senior Vice President of Operations; is hereby incorporated into this Item 1.01 by reference.

Item 1.02. Termination of a Material Definitive Agreement.

The information set forth in Item 5.02(b) of this Current Report on Form 8-K with respect to the termination of the Employment Agreement, dated as of June 2, 2006, as amended (the “Laverty Employment Agreement”), between the Company and Roger M. Laverty III, and the Change in Control Severance Agreement, dated as of June 2, 2006 (the “Laverty Change in Control Agreement”), between the Company and Roger M. Laverty III, is hereby incorporated into this Item 1.02 by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On March 31, 2011, Roger M. Laverty III notified the Board of Directors of his intent to step down as an executive officer of the Company effective April 19, 2011, and retire and step down as a director effective June 30, 2011, in order to devote additional time to personal and family matters.

In order to facilitate an effective transition of his responsibilities, the Company and Mr. Laverty entered into the Separation Agreement. Pursuant to the Separation Agreement, Mr. Laverty will continue to serve as President and Chief Executive Officer through April 19, 2011 (the “Transition Date”), at which time he will step down as an executive officer of the Company, and resign from any and all offices, and any other position, office or directorship of any other entity for which Mr. Laverty was serving at the request of the Company. From the Transition Date through June 30, 2011 (“Termination Date”), Mr. Laverty will continue to serve as a director of the Company, assist in the transition of his general responsibilities, and provide such services and perform such duties as directed by the Company’s Board of Directors. Mr. Laverty will continue to receive the compensation and benefits to which he is entitled under the Laverty Employment Agreement through the Termination Date. The Laverty Change in Control Agreement will terminate as of the Transition Date. The Company and Mr. Laverty have agreed that his resignation will constitute a termination without cause pursuant to the Laverty Employment Agreement.

Pursuant to the Separation Agreement, Mr. Laverty will receive as severance (i) his base salary of $425,000, payable in monthly installments for a period of one (1) year in accordance with the Company’s standard payroll practices; (ii) partially Company-paid COBRA coverage under the Company’s health care plan for himself and his spouse for one (1) year; and (iii) $318,750, representing his fiscal 2011 target bonus under the Farmer Bros. Co. 2005 Incentive Compensation Plan (the “Incentive Plan”). Payment of the foregoing severance amounts is subject to receipt and effectiveness of a release of claims against the Company. Vesting and exercise of all stock options and restricted stock awards granted to Mr. Laverty will be governed by the terms and conditions of the applicable award agreements.

The foregoing description of the Separation Agreement is qualified in its entirety by the full text of the Separation Agreement filed herewith as Exhibit 10.1 and incorporated herein by reference.

(c) (1) In connection with Mr. Laverty’s stepping down as an executive officer of the Company, effective April 19, 2011, the Board of Directors has appointed Jeffrey A. Wahba, the Company’s Treasurer and Chief Financial Officer, and Patrick G. Criteser, President and CEO of CBI, to share the office of Chief Executive on an interim basis, pending the Board’s search and consideration of a permanent successor to Mr. Laverty. Messrs. Wahba and Criteser will report directly to the Audit Committee. In addition to their added responsibilities as interim co-CEO’s, Mr. Wahba and Mr. Criteser will continue as the Company’s Treasurer and Chief Financial Officer, and President and CEO of CBI, respectively. Mr. Criteser will also take on the added function of chief sales and marketing executive for the Company and CBI.

The Board has formed a Search Committee, consisting of Jeanne Farmer Grossman, James J. McGarry and John H. Merrell, which intends to engage a search firm to conduct a search to identify and retain a permanent Chief Executive Officer of the Company. Messrs. Wahba and Criteser, in addition to other internal and external candidates, will be considered for the permanent position.

(2) Mr. Wahba, age 54, has served as Treasurer and Chief Financial Officer of the Company since June 1, 2010. Prior to joining the Company, Mr. Wahba was Chief Financial Officer of Nero AG, a consumer software company from 2009 through May 31, 2010. Prior to that, Mr. Wahba was Chief Financial Officer and Secretary of HireRight, Inc., an employment background screening provider, from 2006 to 2008. From 1986 to 2006, Mr. Wahba was Chief Financial Officer of the Henry Group of Companies, a manufacturer of building products and distributor of premium wines. Mr. Wahba’s prior experience includes serving as Chief Financial Officer of Vault Corporation, a software security firm, and as Controller of the International Division of Max Factor and Co., a cosmetics manufacturer. Mr. Wahba holds a B.S. in Industrial Engineering and an M.S. in Engineering Management and Industrial Engineering from Stanford University, and an M.B.A. from the University of Southern California.

Mr. Criteser, age 42, has served as President and CEO of CBI (acquired by the Company in 2007) since November 2006. Prior to this appointment, he was CBI’s Vice President of Marketing and Customer Development. Prior to joining CBI, Mr. Criteser was a principal at SmartForest Ventures, an early-stage venture capital fund located in Portland, Oregon, from 2000 to 2004. In 1999 and 2000, Mr. Criteser was Manager of Global Strategic Planning for Nike, Inc. Mr. Criteser’s prior experience includes management roles in Operations, Marketing, and Strategic Planning with The Procter & Gamble Co. and The Walt Disney Co. Mr. Criteser holds a B.S. in Mechanical Engineering from The University of Washington and an M.B.A. from Harvard University.

Neither Mr. Wahba nor Mr. Criteser has any family relationship with any director or executive officer of the Company. Other than in connection with the employment arrangements described below, neither Mr. Wahba nor Mr. Criteser has a direct or indirect material interest in any transaction or currently proposed transaction in which the Company is or is to be a party in which the amount involved exceeds $120,000.

(3) On March 31, 2011, the Board of Directors agreed to amend the employment terms of Messrs. Wahba and Criteser effective April 19, 2011 as follows:

Mr. Wahba will serve as interim co-CEO, Treasurer and Chief Financial Officer of the Company, with oversight responsibility for all financial (including treasury), accounting, legal and compliance functions of the Company, green coffee purchasing and the operations of the Company’s Spice Products division. Mr. Criteser will serve as interim co-CEO of the Company, and President and CEO of CBI, with oversight responsibility for all sales and marketing functions of the Company and CBI, and all operations of the Company and CBI.

So long as Mr. Wahba and Mr. Criteser are serving as interim co-CEO’s, they will each receive a base salary of $350,000 per annum; however, for a period of six months starting April 19, 2011, their base salary will be $315,000 per annum. On October 19, 2011, the annual base salary for each of them will revert to $350,000 unless otherwise mutually agreed. If either Mr. Wahba or Mr. Criteser is selected as the sole permanent CEO, both are selected as permanent co-CEO’s, or either is serving as sole interim CEO, compensation will be set by mutual agreement. If Mr. Wahba or Mr. Criteser is serving neither as sole interim or sole permanent CEO nor as co-CEO on an interim or permanent basis, but is still employed by the Company or CBI, as applicable, in the case of Mr. Wahba, his present title will revert to Treasurer and Chief Financial Officer and his annual base salary will revert to $305,000, and, in the case of Mr. Criteser, his present title will revert to President and CEO of CBI and his annual base salary will revert to $256,250, in either case, subject to a 10% base salary reduction through October 19, 2011.

Messrs. Wahba and Criteser will each be entitled to participate in the Incentive Plan for fiscal 2012. In addition, assuming Mr. Criteser satisfies the individual goals assigned to him for fiscal 2011 under the Incentive Plan, he will be entitled to receive a portion of his target award under the Incentive Plan regardless of whether the Company meets the necessary financial performance measures for fiscal 2011.

In accordance with the provisions of the Farmer Bros. Co. 2007 Omnibus Plan (the “Omnibus Plan”), on the first business day following the end of the current blackout period, Messrs. Wahba and Criteser will each be granted 50,000 non-qualified stock options (“Incentive Grant”), at an exercise price equal to the closing price on the grant date. In addition, at the time the Board selects a permanent CEO or permanent co-CEO’s (regardless of who is selected) or the first business day following the end of the blackout period which covers January 1, 2012, whichever occurs first, Messrs. Wahba and Criteser will each be granted an additional 15,000 non-qualified stock options (“Retention Grant”) at an exercise price equal to the closing price on the grant date. The Incentive Grant and Retention Grant will vest on the one year anniversary of the grant date, provided the recipient is then employed by the Company, subject to accelerated vesting in the case of death, disability, or termination of employment for other than “Cause” or resignation for “Good Reason,” as such terms are to be defined in the employment agreements between the Company and Messrs. Wahba and Criteser; provided that, with respect to the Retention Grant, if the recipient resigns within six months after the applicable trigger event described below relating to the hiring of a permanent CEO, such options will not vest and will be cancelled.

In addition to the foregoing grant of options, on the first business day following the end of the current blackout period, Mr. Criteser will receive an award of restricted stock under the Omnibus Plan equal to $100,000 divided by the closing price on the grant date. Such shares will vest on the first anniversary of the grant date, and will be subject to the same acceleration terms as the Incentive Grant described above.

“Good Reason” will exist for either Mr. Wahba or Mr. Criteser if he is not appointed permanent sole CEO or permanent co-CEO, or no permanent CEO has been selected by the Company by January 1, 2012 (each a “trigger event”), and within six months after the applicable trigger event, he resigns all positions with the Company and CBI, as applicable, on at least ninety (90) days’ notice and cooperates reasonably in the transition of his duties.

If termination of either Mr. Wahba or Mr. Criteser occurs at the election of the Company without Cause or by resignation with Good Reason, his severance will include, in addition to certain other payments and benefits, an amount equal to his base salary at the rate of $350,000, if such termination is due to a trigger event, or an amount equal to his base salary rate in effect at the date of termination, if such termination is other than due to a trigger event.

The Company intends to enter into formal employment agreements and/or amendments to the existing employment agreements with Messrs. Wahba and Criteser to memorialize these terms and to otherwise conform Mr. Criteser’s employment terms to Mr. Wahba’s employment terms.

The Board has approved an increase to Mr. Harding’s annual base salary to $275,000 until such time as the Company has identified a permanent CEO or permanent co-CEO’s. In addition, in accordance with the provisions of the Omnibus Plan, on the first business day following the end of the current blackout period, Mr. Harding will be granted 20,000 non-qualified stock options at an exercise price equal to the closing price on the grant date. At the time the Board selects a permanent CEO or permanent co-CEO’s (regardless of who is selected) or the first business day following the end of the blackout period which covers January 1, 2012, whichever occurs first, Mr. Harding will be granted an additional 20,000 non-qualified stock options at an exercise price equal to the closing price on the grant date. The vesting and acceleration terms will be the same as the Incentive Grant to Messrs. Wahba and Criteser described above. The Company intends to enter into a letter agreement with Mr. Harding to memorialize these terms.

A copy of the Company’s press release dated April 4, 2011 relating to Mr. Laverty’s retirement and the appointment of Messrs. Wahba and Criteser as interim co-CEO’s is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 8.01. Other Events.

On April 4, 2011, the Company issued a press release announcing the Board of Directors has voted to omit the payment of a quarterly dividend during the upcoming fourth quarter of fiscal 2011. In addition, the Company announced a plan designed to streamline its business, including realignment of its sales division, head count reduction and other cost-reduction measures. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Separation Agreement, dated as of April 1, 2011, between Farmer Bros. Co. and Roger M. Laverty III*

99.1	Press Release of Farmer Bros. Co. dated April 4, 2011 announcing CEO retirement, management changes, omission of dividend and cost-reduction measures

*	Management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 6, 2011

FARMER BROS. CO.

By:	/S/ JEFFREY A. WAHBA

Name: Jeffrey A. Wahba

Title: Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation Agreement, dated as of April 1, 2011, between Farmer Bros. Co. and Roger M. Laverty III*

99.1	Press Release of Farmer Bros. Co. dated April 4, 2011 announcing CEO retirement, management changes, omission of dividend and cost-reduction measures

*	Management contract or compensatory plan or arrangement.